      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1998

                                        REGISTRATION STATEMENT NO. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 GLIATECH INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                                                34-1587242
              ---------------------------                                  -------------------
            (STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
            INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NUMBER)

                            23420 COMMERCE PARK ROAD
                             CLEVELAND, OHIO 44122
                                 (216) 831-3200
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          THOMAS O. OESTERLING, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 GLIATECH INC.
                            23420 COMMERCE PARK ROAD
                             CLEVELAND, OHIO 44122
                                 (216) 831-3200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                            THOMAS C. DANIELS, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              901 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 586-3939

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after this Registration Statement has become effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF              AMOUNT TO BE        AGGREGATE PRICE PER     AGGREGATE OFFERING         AMOUNT OF
    SECURITIES TO BE REGISTERED            REGISTERED               UNIT(1)                PRICE(1)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
  share                                     100,000                 $17.8125              $1,781,250              $525.47
=================================================================================================================================

(1) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(c) of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on The Nasdaq National Market on June 2, 1998, which date is within five business days prior to filing.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (Subject to Completion)

Dated June 4, 1998

                                 100,000 SHARES

                                 GLIATECH LOGO

                                  COMMON STOCK
                          ---------------------------
     All of the shares (the "Shares") offered hereby consist of 100,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of Gliatech Inc. ("Gliatech" or the "Company") which are owned by the Selling Stockholder listed herein under "Selling Stockholder." See "The Company" and "Selling Stockholder." All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder. The Common Stock is quoted on the Nasdaq National Market under the symbol "GLIA." On June 2, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $17.938.
                          ---------------------------
 SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF
  CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE
                     SHARES OF COMMON STOCK OFFERED HEREBY.
                          ---------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Company has been advised by the Selling Stockholder that any or all of the shares of Common Stock may be offered for sale and sold by or on behalf of the Selling Stockholder from time to time in varying amounts on the Nasdaq National Market (the "Nasdaq"), in privately negotiated transactions or by any other legally available means, at fixed prices or prices related to the then prevailing market price or as may be negotiated at the time of the sale. The shares of Common Stock may be sold by the Selling Stockholder directly to one or more purchasers, through agents designated from time to time or to or through broker-dealers, underwriting syndicates represented by managing underwriters or underwriters without a syndicate, designated from time to time. In the event the shares of Common Stock are publicly offered through broker-dealers, agents or underwriters, the Selling Stockholder may enter into agreements with such broker-dealers, agents or underwriters with respect to such offerings. To the extent required, the number of shares of Common Stock to be sold by the Selling Stockholder, the purchase price, the public offering price, if applicable, the name of any such agents, broker-dealers or underwriters and any applicable commissions, discounts or other items constituting compensation to such agents, broker-dealers or underwriters with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholder from the sale of Common Stock so offered will be the purchase price of the Common Stock, less the aggregate commissions, discounts and other compensation, if any, paid by the Selling Stockholder to such agents, broker-dealers or underwriters. See "Plan of Distribution."

     Any broker-dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of any of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any discount or commission received by them and any profits on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933 (the "Securities Act").

The date of this Prospectus is                , 1998

                             AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-3, of which this Prospectus is a part (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act with respect to the Shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the financial statements and exhibits filed therewith. Statements made in this Prospectus as to the contents of any contract, agreement or other document that is filed as an exhibit to the Registration Statement or otherwise with the Commission are not necessarily complete, and, in each instance, reference is made to the copy of such document filed with the Commission. Each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement, including all exhibits and schedules thereto, may be examined or obtained from the Commission as described below.

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Website that contains reports, proxy and information statements and other information regarding the Company filed electronically with the Commission. The address of such site is: http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market and in connection therewith, reports and other information concerning the Company may also be inspected at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1500.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus pursuant to the Exchange Act:

     (1) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997;

     (2) The Quarterly Report of the Company on Form 10-Q for the quarterly period ended March 31, 1998;

     (3) The Current Report on Form 8-K filed with the Commission on May 28,
         1998;

     (4) The description of the Common Stock of the Company contained in its Registration Statement on Form 8-A filed with the Commission on October 3, 1995; and

     (5) The description of the Rights attached to the Common Stock of the Company contained in its Registration Statement on Form 8-A/A filed with the Commission on July 2, 1997.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part of this Prospectus, except as so modified, and any statement so superseded will not be deemed to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Rodney E. Dausch, Vice President and Chief Financial Officer, 23420 Commerce Park Road, Cleveland, Ohio 44122, telephone
(216) 831-3200.
                            ------------------------

     ADCON(R) is a registered trademark of the Company. Trade names and trademarks of other companies appearing elsewhere in this Prospectus are the property of their respective holders.
                            ------------------------

                                  THE COMPANY

     This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under "Risk Factors" and elsewhere in this Prospectus. Investors should consider carefully the information set forth under the heading "Risk Factors." As used in this Prospectus, unless otherwise indicated or the context otherwise requires, all references to "Gliatech" or the "Company" include Gliatech Inc. and its wholly owned subsidiaries.

     Gliatech is engaged in the research, development and commercialization of its ADCON family of proprietary, resorbable, carbohydrate polymer medical devices designed to inhibit surgical scarring and adhesions. In addition to the ADCON family of medical devices, the Company is pursuing the development of small molecule drug candidates for the treatment of several central nervous system disorders, including Attention Deficit Hyperactive Disorder ("ADHD"), sleep disorders, obesity, anxiety and Alzheimer's Disease ("AD"). The Company is pursuing its AD program through its strategic alliance with Janssen Pharmaceutica, N.V. of Belgium ("Janssen"), a wholly-owned subsidiary of Johnson & Johnson.

     The Company was incorporated under the laws of the State of Delaware on August 12, 1987 and commenced operations in 1988. The Company's executive offices are located at 23420 Commerce Park Road, Cleveland, Ohio 44122, telephone number (216) 831-3200.

                                  RISK FACTORS

     Prospective investors in the shares of Common Stock offered hereby should consider carefully the following risk factors, in addition to the other information contained in this Prospectus. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this Prospectus.

EARLY COMMERCIALIZATION; UNCERTAINTY OF MARKET ACCEPTANCE OF ADCON FAMILY OF PRODUCTS

     Since commencement of operations in 1988, the Company has been engaged in the research, development and commercialization of medical devices designed to inhibit postsurgical scarring and adhesions and the research and development of pharmaceutical products for use in the treatment of several central nervous system disorders. Although the Company has entered into agreements with distributors for the sale of ADCON-L and ADCON-T/N in selected European countries and certain other countries outside the U.S., it has generated only limited revenues from such products and no assurances can be given that commercialization of these products will be successful. On May 27, 1998, the Company received approval from the FDA to begin marketing ADCON-L in the U.S., but has not yet generated any revenues from such products in the U.S. The Company's success will depend in part upon the acceptance of the Company's products, in particular, its ADCON family of products, by the medical community, including health care providers, such as hospitals and physicians, and third-party payors. Such acceptance may depend upon the extent to which the medical community perceives the Company's products as a safe, reliable and cost-effective alternative to certain existing products, a few of which are already accepted by the medical community. In addition, the Company is marketing its ADCON-L medical device outside the U.S. in new packaging, which includes a redesigned applicator, that will require separate U.S. regulatory approval. There can be no assurance that such U.S. approval will be obtained. See "-- Government Regulation." There can be no assurance of market acceptance of the new packaging or redesigned applicator in Europe, or, upon approval, in the U.S. The market acceptance of the Company's ADCON products is also dependent on the Company's ability to convince surgeons and other medical professionals that the benefits associated with the Company's ADCON products justify the modification of standard medical techniques in order to use the Company's ADCON devices safely and effectively. There can be no assurance that the Company's products will achieve significant market acceptance on a timely basis, if at all. Failure of some or all of the Company's products to achieve significant market acceptance could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

UNCERTAINTY RELATED TO DEVELOPMENT OF ADCON PRODUCTS

     The Company has products other than ADCON-L under development. ADCON-P and ADCON-T/N are in clinical trials in the U.S. No assurances can be given as to when such clinical trials will be completed, or that, if completed, ADCON-P or ADCON-T/N will prove to be safe and effective in such U.S. clinical trials or that required U.S. regulatory approvals or non-U.S. regulatory approvals will be obtained for such products. Even if the Company is able to receive such required regulatory approvals, there can be no assurance as to the extent, if any, that any such product will receive market acceptance. In addition, the Company is conducting preclinical studies with respect to ADCON-A, ADCON-I and ADCON-C. These ADCON products are in a very early stage of development and will require substantial additional research and development, including preclinical studies and extensive clinical trials, before applying for regulatory approval with applicable authorities. There can be no assurance that the Company will be successful in developing these other ADCON products or, if developed, will prove to be safe and effective in clinical trials and receive necessary regulatory approvals. The Company may also encounter problems relating to research, development, manufacturing, distribution and marketing of these products. The failure or inability to address such problems adequately would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

EARLY STAGE OF DEVELOPMENT FOR THERAPEUTIC PROGRAMS

     The Company is engaged in the discovery and development of therapeutic products for use in the treatment of certain central nervous system disorders. Although several of these therapeutic products are in preclinical evaluation, the products currently under development will require substantial additional research and development, including preclinical studies and extensive clinical trials, before applying for regulatory approval with applicable authorities. There can be no assurance that the Company's research and development activities will lead to the discovery or development of any suitable drugs or drug candidates. The Company has not conducted any clinical trials with respect to any such drug candidates, and accordingly, there can be no assurance that any such drug candidates will prove to be safe and effective. Moreover, the drugs developed or being developed by the Company may prove to have undesirable and unintended side effects or may require complex delivery systems that may prevent or limit their commercial use. Even if the Company is able to develop therapeutic products for use in the treatment of certain central nervous system disorders and even if such therapeutic products receive required regulatory approvals, there can be no assurance as to the extent, if any, that any such product will receive market acceptance. See "-- Government Regulation."

HISTORY OF OPERATING LOSSES AND ACCUMULATED DEFICIT; UNCERTAINTY OF FUTURE PROFITABILITY; FLUCTUATING RESULTS OF OPERATIONS

     The Company is a development stage company that has not generated any material revenues from operations. As a result, the Company has had net operating losses since its inception and expects such losses to continue unless and until such time as revenues are sufficient to fund its operations. The Company has accumulated a deficit of $44.2 million for the period from inception of operations (August 31, 1988) through March 31, 1998. The Company expects to continue to incur losses over at least the next several years and the amount of future net losses and time required by the Company to reach profitability are uncertain. The Company's ability to generate significant revenue and become profitable is dependent in large part on its success in obtaining regulatory approvals or clearances for its products, commercializing ADCON products that have obtained required regulatory approvals, developing and marketing new products, the success of its independent distributors in marketing its products, entering into additional marketing agreements where appropriate, and the ability of its strategic partners to commercialize successfully products incorporating the Company's technologies. There can be no assurance that the Company will generate significant revenue or become profitable on a sustained basis, if at all. In addition, the Company's results of operations have fluctuated in the past on an annual and quarterly basis and may fluctuate significantly from period to period in the future, depending upon a number of factors, many of which are outside of the Company's control. Such factors include the conduct and timing of clinical trials, the timing of government approvals, market acceptance of the Company's products, the success of competitive products, the ability of the Company to enter into strategic alliances with corporate partners, the expenses associated with patent matters, and the timing of expenses related to product launches. Due to one or more of these factors, in one or more future quarters, the Company's results of operations may fall below the expectations of securities analysts and investors. In that event, the market price of the Common Stock of the Company could be materially and adversely affected.

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

     The Company's future capital requirements will depend on many factors, including the commercial success of its ADCON family of products, the progress of the Company's research and development, the scope and results of preclinical studies and clinical trials, the cost of obtaining regulatory approvals, its success in consummating the strategic alliances required to fund certain of its programs, the rate of technological advances, determinations as to the commercial potential of certain of the Company's product candidates, the status of competitive products and the establishment of additional manufacturing capacity. No assurance can be given that there will not be material adverse changes in the Company's business or in the regulatory environment in which the Company operates that will consume the Company's available capital resources. In addition, the Company will need to raise or obtain substantial additional funds to conduct research and preclinical and clinical trials, to apply for the regulatory approvals necessary to bring additional products to market, and to develop the necessary marketing, distribution and support capabilities required to sell and distribute the Company's products and proposed products. No assurance can be given that additional financing will be available or, if available, that it will be available on satisfactory terms. Any subsequent equity financing could result in dilution to the Company's then existing stockholders. If adequate funds are not available, the Company may be required to scale back or discontinue one or more of its product development programs, or obtain funds through strategic alliances that may require the Company to relinquish rights to certain of its technologies, product candidates or products, if any. The Company expects that its existing capital resources, together with the net proceeds of the offering and the interest earned thereon, will enable the Company to maintain its current and planned operations for at least the next two years.

DEPENDENCE ON INDEPENDENT DISTRIBUTORS; NO DIRECT SALES FORCE

     The Company has entered into distribution agreements with third-party distributors for its ADCON-L and ADCON-T/N products in 29 countries outside the U.S. In addition, the Company has entered into a development and exclusive license agreement with Chugai, which provides for the sale of ADCON-L and ADCON-T/N in Japan upon receipt of regulatory approval to market such products. As a result of receiving regulatory approval from the FDA on May 27, 1998, the Company is marketing ADCON-L through a network of independent manufacturers' agents with an aggregate sales force of approximately 175 sales representatives who serve the orthopaedic and neurosurgical market. The Company has not, to date, engaged in direct marketing or sale of its products. In order to market its product in additional countries and sell any additional products that it may ultimately have available for commercial sale, the Company will need to contract with additional distributors for sales and marketing functions. These distributors are, and the manufacturers' agents will be, independent third parties, who are not employees of the Company and are not directly under the control or supervision of the Company. There can be no assurance that the current relationships with distributors will continue on acceptable terms and conditions to the Company, nor can there be any assurances that the Company's arrangements with independent manufacturer's agents will prove to be satisfactory to the Company or that additional distributorship arrangements with third parties for such functions will be obtained on acceptable terms. Moreover, there can be no assurance that the distributors or agents will devote sufficient time and resources to the Company's products or other products to enable the products to be successfully commercialized. Furthermore, there can be no assurance that the Company will be successful in marketing its ADCON products because the Company does not control the distribution of its products and relies exclusively on third parties for the distribution of its products. Failure of some or all of the Company's products to be successfully and efficiently distributed could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RELIANCE ON THIRD-PARTY FOR MANUFACTURING; COMPREHENSIVE REGULATION OF MANUFACTURING OF PRODUCTS

     The Company does not have any manufacturing facilities and is currently relying solely on a foreign contractor, European Medical Contract Manufacturing ("EMCM"), a third-party manufacturer located in

Nijmegen, The Netherlands, for the supply of ADCON-L, ADCON-P and ADCON-T/N for its commercial or clinical requirements, as the case may be. There can be no assurance that the Company's current manufacturer will comply with all applicable regulatory standards, that such manufacturer will have the capacity to provide the Company with a future supply of products that is adequate to meet the Company's commercialization or clinical requirements or that the Company would be able to identify an alternate source of supply on terms acceptable to the Company.

     Manufacturers of medical devices and drugs also are required to adhere to the FDA regulations setting forth Quality System Regulations requirements ("QSR") for medical devices and Good Manufacturing Practices requirements ("GMP") for drugs, and to similar requirements in other countries, which include requirements relating to product testing and quality assurance as well as the corresponding maintenance of records and documentation. Failure to comply with applicable manufacturing regulations, other applicable regulatory standards, or, where required by law, the standards of International Organization for Standardization ("ISO"), could result in sanctions being imposed on the Company or the manufacturer of its products, including warning letters, fines, injunctions, civil penalties, failure of the FDA or other regulatory authorities to grant premarket clearance or premarket approval of medical devices and drugs, operating restrictions and criminal prosecution. There can be no assurance that the current manufacturer of the Company's products will comply with all applicable regulatory requirements or that the Company would be able to identify new or additional manufacturers for its products on terms acceptable to the Company. The failure of the Company's current manufacturers to comply with applicable regulatory requirements or to make acceptable arrangements for the manufacture of its products could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

DEPENDENCE ON STRATEGIC ALLIANCES

     The Company's strategy for its AD and Cognition Modulation programs entails entering into various arrangements with collaborative partners, licensors, licensees and others for the development, marketing and distribution of products, and is dependent upon the subsequent success of these outside parties in performing their responsibilities. In October 1994, the Company entered into a collaborative agreement with Janssen to research and develop treatments for AD which extends through October 1998. Janssen has retained its right to extend the Janssen Agreement for an additional period of one year. As of March 31, 1998, the Company has received $9.7 million in revenues under the Janssen Agreement. Although the current term of this arrangement does not expire until October 1998 with an optional renewal for one year, there can be no assurance that Janssen will exercise its right to renew the collaboration agreement beyond the current term. In addition, although the Company is currently funding the development of its ADCON family of products and its Cognition Modulation program independently of strategic partners, the Company may enter into agreements with strategic partners for certain of its ADCON products, other than ADCON-L, and may enter into agreements with strategic partners prior to the completion of clinical trials for therapeutic products relating to its Cognition Modulation program. There can be no assurance that the Company will be able to enter into an agreement with such a strategic partner for such ADCON products or its Cognition Modulation program on acceptable terms, if at all. Furthermore, there can be no assurance that development of such ADCON products, the AD program or the Cognition Modulation program will be successfully completed or that the Company will be able to successfully commercialize the products developed as part of any collaborative efforts for such ADCON products, pursuant to the Janssen Agreement, or as part of any future Cognition Modulation collaborative arrangements. Failure to obtain or maintain strategic alliances, including its alliance with Janssen, or the failure of any such strategic alliances to successfully commercialize such products, could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

UNCERTAINTY OF HEALTH CARE REIMBURSEMENT

     The Company's ability to successfully commercialize its products will depend in part on the extent to which reimbursement for the costs of such products and related treatments will be available from government health administration authorities, private health coverage insurers and other organizations. In addition, in both the U.S. and elsewhere, sales of health care products are dependent on the availability of reimbursement to the consumer from third-party payers, such as government and private insurance plans. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and third-party payers are increasingly challenging the prices charged for medical products and services. There can be no assurance that ADCON-L and the other ADCON products will be considered cost effective or that reimbursement will be available or will be sufficient to allow the Company to sell its products on a competitive basis. There can be no assurance that the Company's business, prospects, financial condition and results of operations will not be materially adversely affected by the continuing efforts of governmental and third-party payors to contain or reduce the costs of health care. For example, in certain international markets the pricing or profitability of health care products is subject to government control. In the U.S., there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar government control. While the Company cannot predict whether any legislative or regulatory proposals or reforms will be adopted, such proposals or reforms could have a material adverse effect on the Company's business, prospects, financial condition or results of operations. Inadequate coverage or reimbursement by government and third-party payers for uses of the Company's products, particularly ADCON-L, could adversely effect the market acceptance of these products which would have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "-- Early Commercialization; Uncertainty of Market Acceptance of ADCON Family of Products" and "-- Government Regulation."

RELIANCE ON SINGLE SOURCE SUPPLIER

     The Company currently obtains one of its key components for the production of its ADCON products from one supplier. The Company currently has no contractual supply agreement with such supplier. The Company also has developed its own proprietary process to manufacture this key component and is currently manufacturing it on a pilot basis through a contract manufacturer according to QSR requirements. In addition, the Company is pursuing qualification of additional suppliers. There can be no assurance that the current supply of raw materials will continue to be provided on acceptable terms and conditions to the Company, if at all, or that such alternative sources will be successfully located or developed. The failure to obtain adequate supplies from the sole source or to locate or develop alternative supplies could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

GOVERNMENT REGULATION

     The manufacture and sale of the Company's products are subject to regulation by numerous authorities, principally the FDA, and corresponding state and foreign agencies. The regulatory process is lengthy, expensive and uncertain. Prior to commercial sale in the U.S., most medical devices and new drugs, including the Company's products under development, must be cleared or approved by the FDA. Securing FDA clearances and approvals may require the submission of extensive clinical data and supporting information to the FDA. Product clearances and approvals can be withdrawn for failure to comply with regulatory requirements or upon the occurrence of unforeseen problems following initial marketing. Sales of the Company's products outside of the U.S. are subject to foreign regulatory requirements that may vary widely from country to country. Prior to commercial sale of medical devices in the countries of the European Union, the Company is required to comply with the Essential Requirements of the Medical Devices Directive, which primarily relate to safety and performance, and to undergo conformity assessment certification by a Notified Body in order to qualify for CE Marking. The regulation of drugs in the European Union is subject to a separate and different regulatory framework which requires, among other things, premarket approval by the applicable regulatory agencies before sale of such products. The time required to obtain clearance from a foreign country may be longer or shorter than that required by the FDA or other such agencies, and clearance or approval or other regulatory requirements may differ. There can be no assurance that the Company will be able to obtain necessary regulatory clearances or approvals on a timely basis, if at all, for any of its products under development, and delays in receipt or failure to receive such clearances or approvals, the loss of previously received clearances or approvals, or failure to comply with existing or future regulatory requirements could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Moreover, regulatory clearances or approvals for products such as medical devices and new drugs, even if granted, may include significant limitations on the uses for which such products may be marketed. Additionally, product clearances or approvals can be withdrawn for failure to comply with regulatory requirements. In addition, certain material changes to medical devices and drugs also are subject to FDA and other foreign governmental review and approval. For example, the Company is marketing its ADCON-L medical device outside the U.S. in a redesigned applicator that will require separate U.S. regulatory approval. There can be no assurance that any clearances or approvals that are required, will be obtained or that once obtained will not be withdrawn or that compliance with other regulatory requirements can be maintained. In addition, because certain of the Company's products are in research or development phases, the Company cannot accurately predict all relevant regulatory requirements or related issues. Changes in existing laws, regulations or policies and the adoption of new laws, regulations or policies could prevent the Company from, or could affect the timing of, achieving compliance with regulatory requirements, including current and future regulatory clearances or approvals, where necessary. See "-- Risks Associated with International Sales."

RISKS ASSOCIATED WITH INTERNATIONAL SALES

     The Company intends to market the Company's products in international markets as well as domestically. To date, all of the Company's product sales were generated in international markets. A number of risks are inherent in international transactions. In order for the Company to market its products in Europe, Australia, Canada and certain other non-U.S. jurisdictions, the Company must obtain and maintain required regulatory approvals or clearances and otherwise comply with extensive regulations regarding safety, manufacturing processes and quality. These regulations, including the requirements for approvals or clearances to market, may differ from the FDA regulatory scheme and may be subject to change or modification after the Company has obtained approval or complied with the existing regulatory scheme. There can be no assurance that the Company will obtain or maintain regulatory approvals or clearances in such countries, as the case may be, or that it will not be required to incur significant costs in obtaining or maintaining its foreign regulatory approvals or clearances, as the case may be. In addition, in the event existing regulations are changed or modified, there can be no assurance that the Company will be able to comply with any such changes or modifications or that such changes or modifications will not result in significant costs to the Company in order to comply with such changes or modifications. Delays in receipt of approvals or clearances to market the Company's products in international countries, failure to receive such approvals or clearances or the future loss of previously received approvals or clearances could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. International sales also may be limited or disrupted by political instability, price controls, trade restrictions and the impositions of or changes in tariffs, any of which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. There can be no assurance that the Company will be able to successfully commercialize its current or future products in any international market. See "-- Government Regulation."

TECHNOLOGICAL CHANGE

     The field of technology relating to the Company's research and development activities has undergone rapid and significant technological development. The Company expects that the technology associated with the Company's research and development will continue to develop rapidly, and the Company's success will depend in large part on its ability to maintain a competitive position with respect to this technology. Rapid technological development by the Company or others may result in products or processes becoming obsolete before the Company recovers any or all of its research, development and commercialization expenses. Failure of the Company to adapt to or outpace technological development, as the case may be, could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

COMPETITION

     There is substantial competition in the medical device and pharmaceutical industries, both from specialized firms and from major medical device, pharmaceutical, chemical and surgical supply companies. Many of the Company's competitors have product development capabilities and financial and human resources greater than the Company, and have manufacturing, marketing, sales and distribution capabilities that the Company does not have. The Company also competes with universities and other research institutions in the development of technologies and processes and, in some instances, competes with others in acquiring technology from universities and research institutions. There can be no assurance that the Company will be able to produce medical devices or drugs that are commercially viable. Even if the Company achieves significant product commercialization, one or more of the Company's competitors may achieve product commercialization or patent protection earlier or more effectively than the Company. Further, certain products that may compete with the Company's ADCON-P medical device are already marketed in the U.S., such as Interceed and Seprafilm. In addition, the Company's products may be subject to competition from related products developed by competitors or different products developed using technology other than those developed by the Company or based on advances that may render the Company's products less competitive, obsolete or uneconomical. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competition will not have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

PATENTS, LICENSES AND PROPRIETARY RIGHTS

     The Company's success will depend to a significant extent on its ability to obtain and maintain patent protection for its products and technologies, to preserve trade secrets and to operate without infringing the proprietary rights of others. The patent situation in the field of biopharmaceutical products generally is highly uncertain and involves complex legal, scientific and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in biopharmaceutical patents. Accordingly, there can be no assurance that patent applications filed by or on behalf of the Company will result in patents being issued or that, if issued, the patents will afford protection against competitors with similar technology. Furthermore, there can be no assurance that others will not independently develop similar technologies or technologies which are superior to those developed by the Company. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that before any of the Company's potential products can be commercialized, any related patent may expire, or remain in existence for only a short period following commercialization, thus reducing any advantage of the patent.

     The Company owns three issued U.S. patents, one of which expires in 2014, and two of which expire in 2015, three pending U.S. patent applications, and corresponding foreign patent applications relating to its ADCON products. The issued patents cover compositions included in the ADCON products and methods for their use. Claims directed to related compositions and methods are being pursued in the pending applications.

     The Company has been approached by a third-party regarding the potential infringement, by the ADCON line of products, of two U.S. patents for which the third-party is the licensee. Based upon its investigation, the Company believes that the claims of such issued patents are invalid or not infringed by the ADCON products. There can, however, be no assurance that the Company will not be sued by such third party, and the Company could incur substantial costs and diversion of management resources with respect to the defense of any such lawsuit, which costs and diversion could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Further, there can be no assurance that infringement of these two patents will not be found to exist, that the Company will not be enjoined from making, using and selling its ADCON products, or that the Company will not be ordered to pay damages that would have a material adverse effect on the Company's ability to conduct its business. Moreover, there can be no assurance that a sublicense under these patents, if necessary, will be available on reasonable terms, if at all.

     A U.S. patent application, filed solely by the Company, has been issued covering the composition of matter for a series of synthetic histamine H(3) receptor antagonist compounds, which is due to expire in 2015. Several additional U.S. patent applications and their corresponding foreign applications for additional series of histamine H(3) receptor antagonists and one series of histamine H(3) receptor agonist compounds, their methods of medical use and pharmaceutical compositions, are pending. No assurance can be given that any claims relating to these products and methods will be issued.

     The Company's processes and potential products may conflict with patents which have been or may be granted to competitors, universities or others. As the biopharmaceutical industry expands and more patents are issued, the risk increases that the Company's processes and products may give rise to claims that they infringe the patents of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin manufacture, use or sale of the affected product or process. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to manufacture, use or sell the affected product or process. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. If the Company becomes involved in litigation, litigation could consume a substantial portion of the Company's resources.

     The Company is prosecuting its patent applications with the U.S. Patent and Trademark Office ("USPTO"), but the Company does not know whether any of its applications will result in the issuance of any patents or, if any patents are issued, whether any issued patent will provide significant proprietary protection or will be circumvented or invalidated. During the course of patent prosecution, patent applications are evaluated, inter alia, for utility, novelty, nonobviousness and enablement. The USPTO may require that the claims of an initially filed patent application be amended if it is determined that the scope of the claims includes subject matter that is not useful, novel, nonobvious or enabled. Furthermore, in certain instances, the practice of a patentable invention may require a license from the holder of dominant patent rights. In cases where one party believes that it has a claim to an invention covered by a patent application or patent of a second party, the first party may provoke an interference proceeding in the USPTO or such a proceeding may otherwise be declared by the USPTO. In general, in an interference proceeding, the USPTO would review the competing patents and/or patent applications to determine the validity of the competing claims, including but not limited to determining priority of invention. Any such determination would be subject to appeal in the appropriate U.S. federal courts.

     There can be no assurance that additional patents will be obtained by the Company or that issued patents will provide substantial protection or be of commercial benefit to the Company. The issuance of a patent is not conclusive as to its validity or enforceability, nor does it provide the patent holder with freedom to operate without infringing the patent rights of others. A patent could be challenged by litigation and, if the outcome of such litigation were adverse to the patent holder, competitors could be free to use the subject matter covered by the patent, or the patent holder may license the technology to others in settlement of such litigation. The invalidation of key patents owned by or licensed to the Company or non-approval of pending patent applications could create increased competition, with potential adverse effects on the Company and its business prospects. In addition, there can be no assurance that any applications of the Company's technology will not infringe patents or proprietary rights of others or that licenses that might be required as a result of such infringement for the Company's processes or products would be available on commercially reasonable terms, if at all.

     The Company cannot predict whether its or its competitors' patent applications will result in valid patents being issued. Litigation, which could result in substantial cost to the Company, may also be necessary to enforce the Company's patent and proprietary rights and/or to determine the scope and validity of the patents or proprietary rights of others. The Company may participate in interference proceedings which may in the future be declared by the USPTO to determine priority of invention, which could result in substantial cost to the Company. There can be no assurance that the outcome of any such litigation or interference proceedings will be favorable to the Company or that the Company will be able to obtain licenses to technology that it may require or that, if obtainable, such technology can be licensed at a reasonable cost.

     The Company also relies upon unpatented trade secrets, and no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to the Company's trade secrets or disclose such technology, or that the Company can meaningfully protect its right to its unpatented trade secrets.

EXPOSURE TO PRODUCT LIABILITY; LIMITED INSURANCE COVERAGE

     The research, development and commercialization of medical devices, drugs and therapeutic products entail significant product liability risks. If the Company succeeds in commercializing ADCON-L, ADCON-P or ADCON-T/N and if it succeeds in developing additional devices and new drugs, the use of such products in clinical trials and the commercial sale of such products may expose the Company to liability claims. These claims might be made directly by consumers or by pharmaceutical companies or others selling such products. The Company currently has product liability insurance in an aggregate amount of two million dollars; however, there can be no assurance that the Company will be able to maintain such insurance on acceptable terms or that such insurance will be sufficient to protect the Company against potential claims or that insurance will be available in the future in amounts sufficient to protect the Company. A product liability claim, product recall or other claim, as well as any claims for uninsured liabilities or in excess of insured liabilities, could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

DEPENDENCE ON KEY MANAGEMENT AND QUALIFIED PERSONNEL

     Recruiting and retaining qualified scientific and management personnel is critical to the Company's success. Although the Company believes that it has been successful in attracting and retaining skilled and experienced personnel, there can be no assurance that the Company will be able to continue to attract and retain such personnel as employees, advisors and consultants on acceptable terms. Certain executive officers are covered by key man life insurance policies and have employment agreements with the Company. In addition, the Company's anticipated growth and expansion into areas and activities requiring additional expertise, such as clinical testing, obtaining government approvals, manufacturing and marketing, will place increased demands on the Company's management resources. These demands are expected to require the addition of new management personnel. The Company has a limited number of executive personnel with prior relevant business experience. The failure to acquire additional qualified personnel could materially adversely affect prospects for the Company's success. Certain advisors and consultants to the Company are employed by others and may have commitments to, or consulting or advisory contracts with, other entities that limit their availability to the Company.

ANTI-TAKEOVER PROVISIONS

     The Company's Second Restated Certificate of Incorporation (the "Second Restated Certificate") divides the Board of Directors into three classes. In addition, the Board of Directors have the authority, without any action by stockholders, to fix the rights of any shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). On July 1, 1997, the Company declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock. The terms of the Rights are set forth in a Rights Agreement, dated July 1, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent. In the absence of further action by the Board of Directors, the Rights generally will become exercisable and allow the holder to acquire Common Stock at a discounted price if a person or group acquires 15% or more of the outstanding shares of Common Stock of the Company. The Company is also subject to provisions of the Delaware General Corporate Law which, subject to certain exceptions, will prohibit the Company from engaging in any "business combination" with a person who, together with affiliates and associates, owns 15% or more of the Company's Common Stock (an "Interested Stockholder") for a period of three years following the date that such person became an Interested Stockholder, unless the business combination is approved in a prescribed manner or certain other requirements are satisfied. It is possible that the existence of a staggered Board of Directors, the ability of the Board of Directors to issue Preferred Stock and the Rights Agreement, as well as certain provisions of the Delaware General Corporation Law, could have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company.

FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus constitute "forward-looking statements." When used in this Prospectus, the words "believes," "anticipates," "expects," "intends" and other predictive, interpretive and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be different from expectations expressed or implied by such forward-looking statements. Such factors include, but are not limited to, commercial uncertainty of market acceptance of the Company's ADCON family of products, delays in product development of other ADCON products, uncertainty due to the early stage of development for the therapeutic programs, the possible need for additional funding, the ability of the Company to establish and maintain collaborative arrangements with others, the potential market size for ADCON products, the ability to renew research collaborations, the productivity of distributors of the ADCON products, shortages of supply of ADCON products from the Company's sole manufacturer, the lack of supply of raw materials for the

Company's products, particularly from the sole source supplier of certain key components for its ADCON products, uncertainty of future profitability, uncertainties related to the Company's proprietary rights in its products, the loss of key management personnel, and technological change. These statements are based on certain assumptions and analysis made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of other assumptions, risks, uncertainties, general economic and business conditions, and the business opportunities (or lack thereof) that may be presented to and pursued by the Company. Prospective investors are cautioned that any such statements are not indicative of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The accompanying information contained in this Prospectus, including, without limitation, the information set forth in this section identifies important factors that could cause such differences.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

                              SELLING STOCKHOLDER

     The following table sets forth certain information with respect to the Selling Stockholder, including (i) the name and address of the Selling Stockholder, (ii) the number of shares of Common Stock owned by, and percentage ownership of, the Selling Stockholder both immediately prior to and following the sale of the Shares offered hereby and (iii) the maximum number of shares of such Common Stock offered hereby. Because the Selling Stockholder may offer all or a portion or none of the Common Stock offered pursuant to this Prospectus, no assurance can be given as to the amount of Common Stock that will be held by the Selling Stockholder immediately following the offering. The following table assumes that all Shares offered hereby by the Selling Stockholder will be sold by such Selling Stockholder. There are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholder may offer the Shares for resale from time to time. See "Plan of Distribution."

                                          NUMBER OF SHARES                       NUMBER OF SHARES TO BE
                                      BENEFICIALLY OWNED PRIOR                  BENEFICIALLY OWNED AFTER
                                           TO THE OFFERING         NUMBER OF          THE OFFERING
                                      -------------------------     SHARES      -------------------------
                                      NUMBER OF                      BEING      NUMBER OF
    NAME OF SELLING STOCKHOLDER         SHARES      PERCENTAGE      OFFERED       SHARES      PERCENTAGE
------------------------------------  ----------    -----------    ---------    ----------    -----------
Dr. Jerry Silver
  29900 Detroit Road                   100,000          1.3%        100,000           --           --
  Westlake, Ohio 44145

     The Selling Stockholder does not have and has not had a material relationship with the Company within the past three years other than the relationship between the Company and the Selling Stockholder based on the Research Agreements, which both the Company and the Selling Stockholder entered into as of August 31, 1988 and September 1, 1991.

                              PLAN OF DISTRIBUTION

     Any or all of the shares of Common Stock covered by this Prospectus may be offered for sale and sold by or on behalf of the Selling Stockholder from time to time in varying amounts on Nasdaq in privately negotiated transactions or by any other legally available means, at fixed prices or prices related to the then prevailing market price or as may be negotiated at the time of the sale. The shares of Common Stock may be sold by the Selling Stockholder directly to one or more purchasers, through agents designated from time to time or to or through broker-dealers, underwriting syndicates represented by managing underwriters or underwriters without a syndicate, designated from time to time. In the event the shares of Common Stock are publicly offered through broker-dealers, agents or underwriters, the Selling Stockholder may enter into agreements with such broker-dealers, agents or underwriters with respect to such offerings. Such broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the shares of Common Stock. At the time a particular offer of shares of Common Stock is made by the Selling Stockholder, to the extent required, a Prospectus Supplement will be distributed which will set forth the aggregate number of shares of Common Stock being offered, and the terms of the offering, including the public offering price thereof, the name or names of any broker-dealers, agents or underwriters, any discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the Selling Stockholder and any agreement by the Company restricting its ability to offer, sell or otherwise dispose of shares of Common Stock following the completion of any such offering.

     Any broker-dealers, agents or underwriters that participate in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares of Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with the securities laws of certain states, sales of shares of Common Stock covered by this Prospectus to the public in such states may be made only through broker-dealers who are registered or licensed in such states.

     The Company has been advised by the Selling Stockholder that he has not, as of the date of this Prospectus, entered into any arrangement with an agent, broker-dealer or underwriter for the sale of the shares of Common Stock covered by this Prospectus owned by him.

     Agents, broker-dealers and underwriters may engage in transactions with, and perform investment banking and advisory services for the Company.

     Agents, broker-dealers and underwriters may be entitled under agreements entered into with the Company and the Selling Stockholder to indemnification by the Company and the Selling Stockholder against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to certain payments which such agents, broker-dealers or underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, Cleveland, Ohio.

                                    EXPERTS

     The consolidated financial statements of Gliatech Inc. appearing in Gliatech Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997 and for the period from inception of operations (August 31, 1988) through December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

======================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY PERSON DEEMED TO BE AN UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    2
The Company............................    3
Risk Factors...........................    3
Use of Proceeds........................   12
Selling Stockholder....................   12
Plan of Distribution...................   13
Legal Matters..........................   13
Experts................................   13

======================================================
======================================================
                                 100,000 SHARES

                                 GLIATECH LOGO

                                  COMMON STOCK
                          ---------------------------

                                   PROSPECTUS
                          ---------------------------

                                            , 1998
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the Common Stock being registered hereby, other than underwriting discounts and commissions.

Securities and Exchange Commission registration fee.........  $   525
Nasdaq National Market subsequent listing fee...............    2,000
Printing costs..............................................   *5,000
Accounting fees and expenses................................  *20,000
Legal fees and expenses (not including Blue Sky)............  *20,000
Blue Sky fees and expenses..................................   *3,000
Miscellaneous expenses......................................     *475
                                                              -------
     Total..................................................  $51,000
                                                              =======

---------------
* Reflects estimates made by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Second Restated Certificate of Incorporation ("Second Restated Certificate") provides in Article Seventh that the Company will indemnify its officers, directors and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") or any other applicable laws as from time to time may be in effect and that the Company may enter into agreements which provide for indemnification greater or different from that provided in the Second Restated Certificate. In addition, the Company has provided in Article Eighth of its Second Restated Certificate that no director will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duty as a director, to the full extent permitted by the DGCL or any other applicable laws as from time to time may be in effect. The Second Restated Certificate further provides that any repeal or modification of Article Seventh or Article Eighth will not adversely affect the right or protection existing under such provision prior to such repeal or modification.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) will be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     The Company has entered into indemnity agreements (the "Indemnity Agreements") with the current Directors and executive officers of the Company and expects to enter into similar agreements with any Director or those executive officers designed by the Board of Directors of the Company which may, from time to time, be elected or appointed.

     Pursuant to the Indemnity Agreements, the Company will indemnify a Director or officer of the Company (the "Indemnitee") if the Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was a Director or officer of the Company, or is or was serving at the request of the Company in certain capacities with another entity, against any and all costs, charges and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. Indemnity is available to the Indemnitee unless it is proved by clear and convincing evidence that the Indemnitee's action or failure to act was not in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

     The Indemnity Agreements provide for advancement of expenses to the Indemnitee if the Indemnitee provides the Company with a written undertaking that (i) he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil, criminal, administrative or investigative action, suit, proceeding or claim and (ii) he will repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following Exhibits are filed herewith and made a part hereof:

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
   4.1   Rights Agreement, dated as of July 1, 1997, by and between the Company and American Stock Transfer & Trust Company, as
         rights agent, is incorporated by reference to Exhibit 1 of the Company's Current report on Form 8-K as filed on July 2,
         1997 (File No. 0-20096).
   5.1   Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities being offered.
  23.1   Consent of Jones, Day, Reavis & Pogue (included in Exhibit
         5.1).
  23.2   Consent of Ernst & Young LLP.
  24.1   Powers of Attorneys.

---------------

     (b) Financial Statement Schedules

     None

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sale are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 4, 1998.

                                          GLIATECH INC.

                                          By:     /s/ THOMAS O. OESTERLING
                                            ------------------------------------
                                            Thomas O. Oesterling, Ph.D.
                                            President and Chief Executive
                                              Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  SIGNATURE                                   TITLE                            DATE
                  ---------                                   -----                            ----

          /s/ THOMAS O. OESTERLING               President and Chief Executive             June 4, 1998
---------------------------------------------    Officer (Principal Executive
         Thomas O. Oesterling, Ph.D.             Officer) and Director

*                                                Vice President and Chief                  June 4, 1998
---------------------------------------------    Financial
Rodney E. Dausch                                 Officer (Principal Financial and
                                                 Accounting Officer)

*                                                Chairman of the Board                     June 4, 1998
---------------------------------------------
Robert P. Pinkas

*                                                Director                                  June 4, 1998
---------------------------------------------
William A. Clarke

*                                                Director                                  June 4, 1998
---------------------------------------------
Thomas E. Haigler, Jr.

*                                                Director                                  June 4, 1998
---------------------------------------------
Ronald D. Henriksen

*                                                Director                                  June 4, 1998
---------------------------------------------
Irving S. Shapiro

*                                                Director                                  June 4, 1998
---------------------------------------------
John L. Ufheil

* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Company, which are being filed herewith with the Securities and Exchange Commission on behalf of such officers and directors.

By:     /s/ THOMAS O. OESTERLING

    --------------------------------
        Thomas O. Oesterling, Ph.D.
        Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
   4.1   Rights Agreement, dated as of July 1, 1997, by and between the Company and American Stock Transfer & Trust Company, as
         rights agent, is incorporated by reference to Exhibit 1 of the Company's Current report on Form 8-K as filed on July 2,
         1997 (File No. 0-20096).
   5.1   Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities being offered.
  23.1   Consent of Jones, Day, Reavis & Pogue (included in Exhibit
         5.1).
  23.2   Consent of Ernst & Young LLP.
  24.1   Powers of Attorney.

---------------